Exhibit 99.1

             OIL STATES ANNOUNCES OIL SANDS ACCOMMODATIONS CONTRACT

HOUSTON, Dec. 18 /PRNewswire-FirstCall/ -- Oil States International, Inc. (NYSE:
OIS) is pleased to announce that the Company's Canadian subsidiary, PTI Group Inc. ("PTI"), was awarded a multi-year agreement by Albian Sands Energy Inc. ("Albian") to provide accommodations. Under the terms of the contract, PTI will provide up to 850 rooms daily including catering, ancillary and logistical services for Albian in PTI's newly built Athabasca Lodge through December 31, 2009.

PTI's Athabasca Lodge, located North of Fort McMurray, Alberta, is in the heart of the oil sands developments. This newly constructed lodge currently has 1,100 rooms providing oil sands workers and contractors with best-in-class accommodations. The Athabasca Lodge also provides first-class catering, ancillary and convenience services. The lodge has free internet services and conference rooms for greater productivity and provides a licensed lounge and fitness facilities for entertainment and relaxation.

"PTI is excited about being awarded the Albian contract," stated Ron Green, PTI's President and Chief Executive Officer. "We are pleased that Albian selected PTI and the new Athabasca Lodge as their third party accommodations choice for its upcoming operational and maintenance projects North of Ft. McMurray. We have raised the bar with our new, upscale work force accommodations. Coupled with our top-notch service, we can assist customers with the recruitment and retention of talented trades people."

"The Athabasca Lodge and its companion lodge, the Beaver River Executive Lodge, have been a focus of our capital expansion plans this year, and we have already announced further expansions for these lodges in 2007," stated Douglas E. Swanson, Oil States' Chief Executive Officer. "The Athabasca Lodge will be expanded in 2007 to accommodate up to 1,500 guests. Oil States has a unique opportunity to leverage its experience and expertise in delivering first rate accommodations in remote areas to meet the growing needs of our oil sands customers."

From remote, pristine forests to the harshest, most extreme environments on earth, PTI specializes in making workers comfortable. Whether it's a temporary camp or a permanent base of operations, PTI can design, build, transport, install and operate any size of camp for any type of project -- no matter how remote the location. Our job is to turn remote possibilities into reality. PTI has been doing it successfully for over 25 years.

Oil States International, Inc. is a diversified oilfield services company. With locations around the world, Oil States is a leading manufacturer of products for deepwater production facilities and subsea pipelines, and a leading supplier of a broad range of services to the oil and gas industry, including production-related rental tools, work force accommodations and logistics, oil country tubular goods distribution and land drilling services. Oil States is organized in three business segments -- Offshore Products, Tubular Services and Well Site Services, and is publicly traded on the New York Stock Exchange under the symbol OIS. For more information on the Company, please visit Oil States International's website at http://www.oilstatesintl.com .

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other factors discussed within the "Business" section of the Form 10-K for the year ended December 31, 2005 filed by Oil States with the SEC on March 2, 2006.

SOURCE  Oil States International, Inc.
    -0-                             12/18/2006
    /CONTACT:  Bradley Dodson of Oil States International, Inc.,
+1-713-652-0582/
    /Web site:  http://www.oilstatesintl.com /
    (OIS)